UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 30, 2010

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756

(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard

Incline Village, Nevada 89451

(Address of principal executive offices, with zip code)

(775) 832-8500

(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2010, Joseph Klein III, a director of PDL BioPharma, Inc. (the “Company”) since July 2007, notified the Company that he would not stand for re-election and that his service on the Board of Directors, the Compensation Committee and the Nominating and Governance Committee would end immediately following the conclusion of the Company’s upcoming 2010 annual meeting of stockholders, scheduled for June 9, 2010.

The Company thanks Mr. Klein for his tenure and exemplary service to the Board of Directors and the Company and for his significant contributions to the Company, including his work to help investors “unlock” the hidden value that existed in the Company at the time of his appointment by assisting with the sale of the Company’s pharmaceutical assets, championing the spin-off of the biotechnology assets that became Facet Biotech Corporation and helping monetize a portion of the value of the Company’s royalty assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC. (Company)

By:	/S/ CHRISTOPHER STONE
Christopher Stone
Vice President, General Counsel and Secretary

Dated: April 5, 2010